EXHIBIT 10.4

KBL Healthcare Acquisition Corp. II

757 Third Avenue

21st Floor

New York, NY 10017

                         , 200

Dr. Marlene Krauss

[address]

Dear Dr. Krauss:

In connection with the merger and related business combination transactions (collectively, the “Acquisition”) prescribed by the Agreement and Plans of Reorganization (“Acquisition Agreement”) entered into as of September 1, 2006, by and among the KBL Healthcare Acquisition Corp. II (“Company”), SII Acquisition, Inc. (the “Merger Sub”), Summer Infant, Inc., Summer Infant Europe Ltd. and Summer Infant Asia, Ltd. (collectively the “Target Companies”), and the stockholders of the Target Companies, we hereby offer you the position of Chairman of the Board of the Company and offer you employment with the Company on the terms set forth herein.

1. The Company hereby appoints you as Chairman of the Board of Directors of the Company and hereby employs you, and you hereby accept such appointment and employment, on the terms set forth herein, effective as of the date (“Effective Date”) of consummation of the Merger contemplated by the Acquisition Agreement.

2. The term of this Agreement shall be for a period of three (3) years commencing on the Effective Date, unless terminated earlier pursuant to Section 8 hereof.

3. You shall serve as Chairman of the Board of the Company with such duties and responsibilities as may from time to time be assigned to Chairman by the Board of Directors of the Company (the “Board”), commensurate with your title and position. You shall report directly to the Board. You shall perform your duties out of offices that you maintain at your expense at a location in the United Stated determined by you. You shall perform such duties and obligations conscientiously and to the best of your ability and experience and in compliance with law. You agree to comply with and be bound by Company’s operating policies, procedures, and practices from time to time in effect during Chairman’s employment. You shall devote that portion of your business time and energies to the business and affairs of the Company as is reasonably necessary to fully and faithfully execute your duties hereunder. You may, however, engage in other commercial, civic and non-for-profit activities, including those for which compensation is paid, so long as such activities do not interfere with the performance of your duties to the Company and otherwise comply with the terms hereof.

4. During the term of this Agreement, you shall be paid an initial salary of $125,000 per annum, payable as earned at Company’s customary payroll periods in accordance with Company’s customary payroll practices.

5. You will receive such benefits and be eligible to participate in such benefit plans as made available to other Members of the Board of the Company, subject to the terms and conditions, including eligibility of such plans.

6. Company will reimburse you for all reasonable and necessary expenses incurred by you in connection with Company’s business, provided that such expenses are deductible to Company, are in accordance with Company’s applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

7. You acknowledge that as a result of your employment with the Company, you have and will obtain secret and confidential information concerning the business of the Company, the Target Companies and their subsidiaries and affiliates (all of such entities referred to collectively in this Section, as the “Company”). Other than in the performance of your duties hereunder, you agree not to disclose, either during the Term of your employment with the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the Company which is not in the public domain including trade secrets, budgets, strategies, operating plans, marketing plans, patents, copyrights, supplier lists, company agreements, employee lists, or the customer lists or similar information of the Company. If you commit a breach, or threaten to commit a breach, of any of the provisions of Section 7, the Company shall have the right and remedy (in addition to all other remedies under law or equity) to seek to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Chairman that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company.

8. This Agreement may be terminated earlier than the then current term as follows:

(a) at any time by mutual agreement of the parties.

(b) automatically on the date on which you die or become permanently incapacitated. “Permanent incapacity” as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company based upon a certification of such incapacity by, in the sole discretion of the Company, either your regularly attending physician or a duly licensed physician selected by the Company, rendering you unable to perform substantially all of you duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. You shall be deemed to have “become permanently incapacitated” on the date 30 days after the Company has determined that you are permanently incapacitated and so notifies you.

(c) by the Company “with cause”, effective upon delivery of written notice to you given at any time in the event of any of the following actions by you: (i) conviction of any felony or any other crime involving moral turpitude, (ii) fraud against the Company or any of its subsidiaries or theft of or maliciously intentional damage to the property of the Company or any of their subsidiaries, (iii) willful or reckless breach of your fiduciary duties to the Company or willful misconduct as an employee of the Company that results in material economic detriment to the Company, (iv) neglect or unreasonable refusal to perform the material duties and responsibilities assigned to you by the Board or under this Agreement, or (v) breach by you of any provision of this Agreement; provided, however, that with respect to clauses (iv) and (v) above, in order for you to be terminated “with cause”, the Company must give you written notice thereof and such breach shall note have been cured within thirty (30) days of receipt of such notice.

(d) by the Company if you engage in a Competitive Activity. “Competitive Activity” shall mean (i) owning, managing, operating or controlling, including as an employee, partner, officer, director or equity owner (other than as a nonemployee, nonmanagement stockholder or member or similar equity holder, or manager or owner of an entity that is a stockholder or member or similar equity holder of 10% or less of the equity of the subject entity), any business in the Geographical Areas (as defined) engaged in the design, research, development, marketing, sale or licensing of products that are substantially similar to or competitive with those offered by the Company and/or its subsidiaries, (ii) soliciting the services of any employee of the Company or its subsidiaries on behalf of any other enterprise or (iii) soliciting business from or attempting to sell, license or provide the same or similar products or services as are then provided by the Company and/or its subsidiaries to any existing customer of the Company. “Geographic Area” means all cities, counties and states of the United States, and all other countries in which Company (or any of its subsidiaries) are conducting business at the time.

(e) by the Company “without cause”, effective upon delivery of 45 days’ prior written notice to you given at any time provided that the Company complies with all provisions of this Agreement related to severance, vesting of options and continuation of benefits as set forth herein.

(f) by giving the Company no less than ninety (90) days’ prior written notice of such termination.

Notwithstanding anything to the contrary, termination of your employment with the Company under this Section, shall not, in and of itself, be grounds for termination of your membership on, or your Chairmanship of, the Company’s Board of Directors.

9. Upon termination of your employment, the Company shall pay to you, within ten days after the effective date of such termination, an amount equal to your then Base Salary accrued as of such date plus any unreimbursed expenses then owed by the Company to you, and you shall not be entitled to any other consideration or compensation, except as provided in Section 10 below.

10. Upon termination of your employment by the Company without cause (i.e., for reasons other than those set forth in Section 8(c) or 8(d)), or upon termination of your employment with the Company resulting from either (i) a breach by the Company of any of the payment obligations owed to you as set forth in this Agreement, or (ii) a breach any material non payment provision of this Agreement and under (i) or (ii) above, where the Company fails to cure such breach upon written notice from you of such breach within a reasonable period of time of such notice, not to exceed thirty (30) business days, the Company shall continue to pay your Base Salary in accordance with normal payroll procedures for a period of 12 months from the date of termination.

11. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Rhode Island.

12. All claims for monetary damages between the Company and you with respect to this Agreement shall be resolved by binding arbitration, with all proceedings conducted in Providence, Rhode Island, administered under the rules and regulations of the American Arbitration Association with the Federal Rules of Evidence applicable in all respects thereto. Neither the Company nor you shall be limited to arbitration with respect to claims for equitable relief hereunder. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys’ fees, legal expenses and court costs incurred in litigating, arbitrating or otherwise attempting to enforce this Agreement or resolve such dispute.

13. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein. In construing this Agreement, no party hereto shall have any term or provision construed against such party solely by reason of such party having drafted or written such term or provision.

Very truly yours,

KBL Healthcare Acquisition Corp. II

By:

Accepted and agreed to:

Dr. Marlene Krauss

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